(Exhibit 11)

                             PLAYTEX PRODUCTS, INC.
                        Computation of Earnings Per Share
                (Unaudited, in thousands, except per share data)

                                      Three Months Ended            Nine Months Ended
                                    ----------------------       ----------------------
                                    Sept. 26,     Sept. 27,      Sept. 26,     Sept. 27,
                                      1998          1997           1998          1997
                                    --------      --------       --------      --------
Basic Earnings Per Share
------------------------

Net Earnings available to
  Common Stockholders               $  7,923      $    (44)      $ 28,337      $ 13,321
                                    ========      ========       ========      ========

Weighted Average Common
  Shares Outstanding                  60,326        50,931         59,196        50,917

Net Earnings Per Common Share       $   0.13      $   0.00       $   0.48      $   0.26
                                    ========      ========       ========      ========

Diluted Earnings Per Share
--------------------------

Net Earnings available to
  Common Stockholders               $  7,923      $    (44)      $ 28,337      $ 13,321
                                    ========      ========       ========      ========

Weighted Average Common
  Shares Outstanding                  60,326        50,931         59,196        50,917

Assumed Dilutive effect of
  Stock Options (1)                      902           170            921           189
                                    --------      --------       --------      --------

Weighted Average Common
  Shares Outstanding - Diluted        61,228        51,101         60,117        51,106

Net Earnings Per Common Share       $   0.13      $   0.00       $   0.47      $   0.26
                                    ========      ========       ========      ========

(1) Based on the Treasury Stock Method.